EXHIBIT 99.1



Investor Contact:          Ken Jones
                           864-597-8658

Media Contact:             Debbie Atkins                           NEWS RELEASE
                           864-597-8361


                    DENNY'S REPORTS DECEMBER SAME-STORE SALES

         Spartanburg, S.C., January 6, 2005 - Denny's Corporation (OTCBB:DNYY) today reported same-store sales for its company-owned Denny's restaurants during the five-week period, 13-week quarter and 52-week year ended December 29, 2004, compared with the related periods in fiscal year 2003.

                               Five Weeks        13 Weeks           52 Weeks
 Sales:                         Dec-2004          4Q-2004             2004
 ------------------------    --------------   --------------     --------------
 Same-Store Sales                 4.7%              5.8%              5.9%
   Guest Check Average            5.3%              6.0%              4.1%
   Guest Counts                  (0.6%)            (0.2%)             1.7%


 Restaurant Counts:             12/29/04         12/31/03
 ------------------------    --------------   --------------
   Company-owned                   553              561
   Franchised and Licensed       1,050            1,077
                             --------------   --------------
                                 1,603            1,638


         Denny's is America's largest full-service family restaurant chain, consisting of 553 company-owned units and 1,050 franchised and licensed units, with operations in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit our website at www.dennys.com.